GUARANTEE

West Palm Beach, Florida

     7th December, 2012

In order to induce BALBINO SUAREZ (hereinafter referred to as Holder) to make such advances and extensions of credit, directly or indirectly, to MEDYTOX DIAGNOSTICS, INC., a Florida corporation (hereinafter referred to as Borrower), and for other valuable consideration, the receipt of which is hereby duly acknowledged, the undersigned (hereinafter referred to as Guarantor) hereby guarantees to the Holder the prompt and unconditional payment of any and every obligation or liability of Borrower to Holder, pursuant to that certain Secured Promissory Note (hereinafter referred to as the Note) in the principal  amount of $165,125.00 made by Borrower in favor of Holder and dated 7th December, 2012, a copy being attached hereto.

In the event of default under the Note, Guarantor hereby agrees to pay Holder any and all expenses of collection of obligations hereby guaranteed including, but not limited to, court costs and reasonable attorney's fees, including appellate review.

This Guarantee shall also be binding upon the successors and assigns of the Guarantor.

This Guarantee shall for all purposes be governed by the law of the State of Florida.

IN WITNESS WHEREOF, the undersigned has executed and delivered this Guarantee on the date first above written.

MEDYTOX SOLUTIONS, INC.,

a Nevada corporation

By: /s/ William Forhan